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                                                                     EXHIBIT 5.1


                                  ROPES & GRAY
                             One International Place
                        Boston, Massachusetts 02110-2624
                               Tel. (617) 951-7000


                                            July 22, 1997


PictureTel Corporation
100 Minuteman Road
Andover, Massachusetts 01810

         Re:      Registration Statement on Form S-8
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Ladies and Gentlemen:

        This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of up to 580,535 shares of Common Stock, $.01 par value per share (the "Shares"), of PictureTel Corporation (the "Company") issuable under the PictureTel Corporation/MultiLink Incentive Stock Option Plan of 1984, PictureTel Corporation/MultiLink Incentive Stock Option Plan of 1986, PictureTel Corporation/MultiLink 1987 Stock Option Plan and PictureTel Corporation/MultiLink 1996 Stock Option Plan (collectively, the "Plans").

                  We have acted as counsel for the Company in connection with the Plans and are familiar with the actions taken by the Company in connection therewith. For purposes of this opinion, we have examined copies of the Registration Statement, the Plans and such other documents as we have deemed appropriate.

                  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and that when issued and sold in accordance with the terms of the Plans will have been validly issued and will be fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as part of the Registration Statement.

                                             Very truly yours,

                                             /s/ Ropes & Gray
                                             -------------------------
                                             Ropes & Gray